Exhibit 99.1

MET PRO CORPORATION

2011 Clean Technology & Industrial Growth Conference

September 14, 2011

www.met-pro.com

MPR
LISTED
NYSE

MET PRO
CORPORATION

www.met-pro.com

Safe Harbor Statement
This presentation includes forward-looking statements which
reflect the Company’s current views with respect to future
events and financial performance, but involve uncertainties that could significantly impact results. The Private Securities
Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.

MPR
LISTED
NYSE

Since 1966, Met-Pro Corporation has been a leading global provider of superior, value-added solutions and services that address the world's growing need for clean air and water, reduced energy consumption, and improved operating efficiencies.

www.met-pro.com

Who We Are

Market Characteristics
Founded: 1966 IPO: 1967
Current stock price	$9.21
Common shares outstanding	14.7 Million
Market capitalization	$135.0 Million
52-week price range	$8.91 - $12.50
Avg. daily trading volume (3 mos.)	53,000
Dividend Increases
October 2010	+10%
Yield	2.89%
Ownership
Institutional	62%
NOTE: Market data as of 9/9/11; ownership as of most recent filing

MPR LISTED NYSE

MET PRO CORPORATION

www.met-pro.com

Products and Solutions
Fume Hood
Exhaust & Control
Systems
Municipal, Industrial
& Commercial Water
Treatment
Dust Collection &
Product Recovery
Solutions
Air Quality &
Odor Control
Solutions
VOC Removal
Solutions
Industrial &
Residential
Filter Solutions
Industrial
Filter Systems
Process & High
Temperature
Metallic Pumps
Corrosion
Resistant
FRP Pumps
Corrosion Resistant
Thermoplastic Pumps
Environmental, Energy & Process Improvement Solutions

MPR
LISTED
NYSE

MET PRO
CORPORATION

“The world is constantly changing, and Met-Pro is changing with it.”

www.met-pro.com

Looking Ahead

MPR LISTED NYSE
MET PRO CORPORATION

www.met-pro.com

Our Market Focused Evolution
Traditional
product push
approach
Solutions
provider
approach
within BUs
Market
served
growth
platforms

MPR LISTED NYSE

MET PRO CORPORATION

GPS
Keystone
Mefiag
MPEAS
Pristine
Strobic

www.met-pro.com

Met-Pro Growth Platforms
Allow us to leverage our business unit capabilities,
but manage from a market served perspective
Water Platform
Air Platform
Alternative
Energy Platform
Specialty
Liquids Platform

MPR LISTED NYSE

Financial Highlights

MET PRO CORPORATION

Fiscal Year Ended 1/31

Millions ($)*	2011	2010
New Order Bookings	$89.9	$81.8
Net Sales	$88.9	$80.1
Gross Profit %	36.3%	34.2%
Operating Income	$ 9.0	$ 6.5
Net Income	$ 6.1	$ 4.4
Diluted EPS	$ 0.42	$ 0.30
Cash Flow from Operating Activities	$ 8.6	$15.6

* Except per share amounts

www.met-pro.com

Financial Highlights
Millions ($)*
	2011	2010
New Order Bookings
Net Sales
Gross Profit %
Operating Income
Net Income
Diluted EPS
First Half Ended 7/31
$55.1
2.9
 4.3
$
0.20
$46.5
34.8%
0.20
$
$
$44.3
$43.7
 4.4
$
3.0
$
$
36.2%
* Except per share amounts

MPR
LISTED
NYSE

Millions ($)	7/31/2011
Cash and Short-Term Investments	$ 30.5
Total Assets	$ 109.1
Total Debt	$ 3.6
Shareholders' Equity	$ 86.1

$20 per share

Debt to Equity Ratio = 4.2%

www.met-pro.com

Strong Financial Condition

MPR
LISTED
NYSE

“Met-Pro Corporation is well positioned over the long term to capitalize on the very powerful trends toward global environmental stewardship, energy effiency and process improvement.”

www.met-pro.com

Summary

MPR LISTED NYSE

MET PRO CORPORATION

Additional Questions, Please Contact:

Raymond J. De Hont

Chairman, CEO and President

215-723-6751
rdehont@met-pro.com

www.met-pro.com

Thank You!